Exhibit 99.1
Wheels Up Reports Second Quarter Results
Strong operational performance and increased efficiencies contribute to sequential margin and profitability improvement

ATLANTA – August 8, 2024 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the second quarter, which ended June 30, 2024.
Second Quarter 2024 Highlights
•Revenue decreased to $196 million, driven by the divestiture of non-core assets and our focus on more profitable flying
•Adjusted Contribution Margin increased year over year to 7.8%
•Net loss improved year-over-year to $97 million
•Adjusted EBITDA improved year-over-year to a loss of $37 million

“Over the past year, we’ve taken vital steps towards realizing our vision of building Wheels Up into a true innovator in private aviation. Our work this quarter further solidified our position at the forefront of delivering integrated global aviation solutions that seamlessly combine the previously separate ecosystems of private and commercial travel,” said George Mattson, Chief Executive Officer. “We made great strides towards the structural changes that are necessary to build a sustainable business model. We continued to invest in operations to ensure we have a high-performing, reliable product. We enhanced our product portfolio to offer unparalleled value across our programmatic member and global charter offerings alike, and we continued to build on the one-of-a-kind strategic partnership with Delta Air Lines.”

“The initiatives we have taken over the past year to strengthen our business are now contributing to sequential improvement in our financial results,” said Todd Smith, Chief Financial Officer. “During the quarter, we have reduced underutilized maintenance facilities and removed significant structural costs from our operations. Today, we are operating much more efficiently and are in a strong position to scale our business as we take advantage of our enhanced commercial product offerings.”

Recent Initiatives
•Strengthened product portfolio provides global access through membership and charter options that emphasize accessibility, flexibility and value. With Wheels Up Charter, travelers can fly anywhere in the world with no upfront cost. Alternatively, Wheels Up Membership offers guaranteed availability and recovery in the continental U.S., U.K. and Europe with dynamic rates and price protection.

•Introduced further pricing, savings and rewards transparency to drive value and increase flexibility for travelers via upgrades to pricing platform and website and mobile app experiences. Booking upgrades make it easier to explore dynamic rates across dates, departure and arrival destinations.

•Established deeper commercial integration with Delta Air Lines to provide enhanced value for Wheels Up’s customers and members, including the ability to earn Delta Medallion® status.

•Completed the transition of our King Air 350i and Citation Excel/XLS fleets to a single FAA operating certificate, which already includes our Hawker 400XP aircraft. This is resulting in significant operational efficiencies across maintenance, training and scheduling. Transition of our Citation X aircraft to the same operating certificate is in process.

Financial and Operating Highlights(1)

	As of June 30,
	2024	2023	% Change
Active Members	8,268	11,639	(29)%

	Three Months Ended June 30,
(In thousands, except Active Users, Live Flight Legs, Total Private Jet Flight Transaction Value per Live Flight Leg and percentages)	2024	2023	% Change
Active Users	9,999	12,549	(20)%

Live Flight Legs	12,855	18,137	(29)%

Total Private Jet Flight Transaction Value	$216,843	$266,714	(19)%
Total Private Jet Flight Transaction Value per Live Flight Leg	$16,868	$14,706	15%

Private Jet Charter FTV	$113,153	$83,665	35%
Other Charter FTV	48,503	55,204	(12)%
Total Charter FTV	$161,656	$138,869	16%

On-Time Performance (D-60)	87%	89%	n/m

Completion Rate	99%	98%	n/m

Revenue	$196,285	$335,062	(41)%
Net loss	$(96,973)	$(160,593)	40%
Adjusted EBITDA	$(37,355)	$(40,303)	7%

	Six Months Ended June 30,
(In thousands)	2024	2023	% Change
Revenue	$393,386	$686,874	(43)%
Net loss	$(194,366)	$(261,459)	26%
Adjusted EBITDA	$(86,584)	$(89,218)	3%
__________________
(1)    For information regarding Wheels Up's use and definition of this measure see “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
n/m    Not meaningful
For the second quarter:
•Active Members decreased 29% year-over-year to 8,268, primarily as a result of the regionalization of our member programs and focus on profitable flying.
•Active Users decreased 20% year-over-year to 9,999, primarily related to the decline in Active Members.
•Total Private Jet Flight Transaction Value per Live Flight Leg increased 15% year-over-year, primarily due a higher mix of flying with larger cabin aircraft.
•Revenue decreased 41% year-over-year, primarily driven by exiting the aircraft management and aircraft sale businesses, as well as reduced Flight revenue, primarily due to our focus on more profitable flying.

•Net loss improved by $63.6 million year-over-year to $97.0 million, as the second quarter of 2023 included a $70 million non-cash goodwill impairment charge with no equivalent charge in the second quarter of 2024.
•Adjusted EBITDA loss improved by $2.9 million year-over-year to $37.4 million, reflecting our operational efficiency and other spend reduction efforts.

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest companies in the industry. Wheels Up offers a complete global aviation solution with a large and diverse fleet and a global network of safety vetted charter operators, all backed by an uncompromising commitment to safety and service. Customers can access charter and membership programs, as well as unique commercial travel benefits through a one-of-a-kind, strategic partnership with Delta Air Lines. Wheels Up also offers freight, safety and security solutions and managed services to individuals, industry, government and civil organizations.
Wheels Up is guided by the mission to deliver a premium solution for every customer journey. With the Wheels Up mobile app and website, members and customers have the digital convenience to search, book and fly.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, or “we”, “us”, or “our”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: (i) the impact of Wheels Up’s cost reduction efforts and measures intended to increase Wheels Up’s operational efficiency on its business and results of operations, including the timing and magnitude of such expected actions and any associated expenses in relation to liquidity levels and working capital needs; (ii) the degree of market acceptance and adoption of Wheels Up’s products and services, including the changes to our member programs and charter offerings announced in June 2024 and any additional new or revised products introduced by Wheels Up; (iii) the size, demands, competition in and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve and compete in those markets; (iv) Wheels Up’s liquidity, future cash flows and certain restrictions related to its debt obligations; (v) Wheels Up’s ability to achieve positive Adjusted EBITDA (as defined herein) pursuant to the schedule that it has announced; (vi) Wheels Up’s ability to perform under its contractual and indebtedness obligations; (vii) the expected impact or benefits of any potential strategic actions involving Wheels Up or its subsidiaries or affiliates, including asset sales, acquisitions, new debt or equity financings, or refinancings of existing indebtedness; and (viii) the impacts of general economic and geopolitical conditions on Wheels Up’s business and the aviation industry, including due to fluctuations in interest rates, inflation, foreign currencies, consumer and business spending decisions, and general levels of economic activity. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) and our other filings with the SEC. Moreover, it is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release.
Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted Contribution, Adjusted Contribution Margin, Total Private Jet Flight Transaction Value and Total Flight Transaction Value. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as an alternative to revenue or any component thereof, net income

(loss), operating income (loss) or any other performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of key metrics and non-GAAP financial measures” and “Reconciliations of non-GAAP financial measures,” respectively, in this press release. Wheels Up believes that these non-GAAP financial measures of financial results provide useful supplemental information to investors about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures or represent a transaction value that Wheels Up does not book as revenue. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of Key Operating Metrics,” “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included in this press release.
Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$141,493	$263,909
Accounts receivable, net	34,005	38,237
Parts and supplies inventories, net	21,242	20,400
Aircraft held for sale	36,900	30,496
Prepaid expenses	33,608	55,715
Other current assets	21,558	25,277
Total current assets	288,806	434,034
Property and equipment, net	287,395	337,714
Operating lease right-of-use assets	60,059	68,910
Goodwill	217,656	218,208
Intangible assets, net	107,269	117,766
Other non-current assets	125,104	139,428
Total assets	$1,086,289	$1,316,060

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$21,152	$23,998
Accounts payable	41,934	32,973
Accrued expenses	88,124	102,475
Deferred revenue, current	702,174	723,246
Other current liabilities	20,722	24,810
Total current liabilities	874,106	907,502
Long-term debt, net	218,612	235,074
Operating lease liabilities, non-current	49,887	54,956
Other non-current liabilities	14,743	18,655
Total liabilities	1,157,348	1,216,187

Mezzanine equity:
Contingent performance awards	1,093	2,476
Total mezzanine equity	1,093	2,476

Equity:
Common Stock, $0.0001 par value; 1,500,000,000 authorized; 698,057,072 and 697,131,838 shares issued and 697,663,854 and 696,856,131 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	70	70
Additional paid-in capital	1,905,871	1,879,009
Accumulated deficit	(1,957,626)	(1,763,260)
Accumulated other comprehensive loss	(12,344)	(10,704)
Treasury stock, at cost, 393,218 and 275,707 shares, respectively	(8,123)	(7,718)
Total Wheels Up Experience Inc. stockholders’ equity	(72,152)	97,397
Non-controlling interests	—	—
Total equity	(72,152)	97,397
Total liabilities and equity	$1,086,289	$1,316,060

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$196,285	$335,062	$393,386	$686,874

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	191,690	327,903	389,950	681,694
Technology and development	10,529	14,430	21,610	30,303
Sales and marketing	21,480	23,149	42,917	48,952
General and administrative	35,949	40,065	72,186	79,481
Depreciation and amortization	15,593	15,123	30,988	29,568
(Gain) loss on sale of aircraft held for sale	234	(2,621)	(2,490)	(3,487)
Impairment of goodwill	—	70,000	—	70,000
Total costs and expenses	275,475	488,049	555,161	936,511

Loss from operations	(79,190)	(152,987)	(161,775)	(249,637)

Other income (expense)
Gain (loss) on disposal of assets, net	136	(1,538)	1,576	(1,538)
Loss on extinguishment of debt	(805)	(870)	(2,511)	(870)
Change in fair value of warrant liability	(70)	621	(98)	746
Interest income	285	1,865	341	5,686
Interest expense	(16,667)	(7,658)	(31,222)	(15,777)
Other income (expense), net	(221)	(42)	(350)	103
Total other income (expense)	(17,342)	(7,622)	(32,264)	(11,650)

Loss before income taxes	(96,532)	(160,609)	(194,039)	(261,287)

Income tax benefit (expense)	(441)	16	(327)	(172)

Net loss	(96,973)	(160,593)	(194,366)	(261,459)
Less: Net loss attributable to non-controlling interests	—	—	—	—
Net loss attributable to Wheels Up Experience Inc.	$(96,973)	$(160,593)	$(194,366)	$(261,459)

Net loss per share of Common Stock
Basic and diluted	$(0.14)	$(6.28)	$(0.28)	$(10.27)

Weighted-average shares of Common Stock outstanding:
Basic and diluted	697,458,966	25,570,200	697,403,388	25,446,199

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(194,366)	$(261,459)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30,988	29,568
Equity-based compensation	25,479	18,142
Payment in kind interest	20,501	—
Amortization (accretion) of deferred financing costs and debt discount	(1,328)	1,124
Change in fair value of warrant liability	98	(746)
Gain on sale of aircraft held for sale	(5,208)	(3,487)
Loss on extinguishment of debt	2,511	870
Impairment of goodwill	—	70,000
Other	4,653	1,519
Changes in assets and liabilities:
Accounts receivable	1,502	27,698
Parts and supplies inventories	2,635	5,637
Aircraft inventory	1,673	(2,008)
Prepaid expenses	20,204	(14,499)
Other non-current assets	17,473	(16,420)
Accounts payable	9,287	9,166
Accrued expenses	(14,232)	(32,393)
Deferred revenue	(21,378)	(248,358)
Other assets and liabilities	(1,275)	3,976
Net cash used in operating activities	(100,783)	(411,670)

Cash flows from investing activities
Purchases of property and equipment	(9,633)	(12,201)
Purchases of aircraft held for sale	(2,313)	(961)
Proceeds from sale of aircraft held for sale, net	37,856	24,981
Proceeds from sale of divested business, net	5,903	—
Capitalized software development costs	(7,825)	(12,924)
Other	105	194
Net cash provided (used in) by investing activities	24,093	(911)

Cash flows from financing activities
Purchase shares for treasury	(404)	—
Purchase of fractional shares	—	(3)
Repayments of long-term debt	(40,992)	(18,680)
Net cash used in financing activities	(41,396)	(18,683)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,175)	(540)

Net decrease in cash, cash equivalents and restricted cash	(119,261)	(431,804)
Cash, cash equivalents and restricted cash, beginning of period	292,825	620,153
Cash, cash equivalents and restricted cash, end of period	$173,564	$188,349

Definitions of Non-GAAP Financial Measures
Adjusted EBITDA. We calculate Adjusted EBITDA as Net income (loss) adjusted for (i) Interest income (expense), (ii) Income tax expense, (iii) Depreciation and amortization, (iv) equity-based compensation expense, (v) acquisition and integration related expenses and (vi) other items not indicative of our ongoing operating performance, including but not limited to, restructuring charges.
We include Adjusted EBITDA as a supplemental measure for assessing operating performance and for the following: to be used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions; and to provide useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and other items not indicative of our ongoing operating performance.
Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as gross profit (loss) excluding Depreciation and amortization and adjusted further for equity-based compensation included in Cost of revenue and other items included in Cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.
We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance and for the following: to be used to understand our ability to achieve profitability over time through scale and leveraging costs; and to provide useful information for historical period-to-period comparisons of our business and to identify trends.
Total Private Jet Flight Transaction Value and Total Flight Transaction Value. We calculate Total Private Jet Flight Transaction Value as the sum of total gross spend by members and customers on all private jet flight services, which excludes all group charter flights with 15 or more passengers and cargo flight services. Total Private Jet Flight Transaction Value reflects the Flight revenue recognized from Programmatic Flights (as defined below) and private charter flights by members and customers. “Programmatic Flights” are all flights that were flown subject to a Wheels Up Member Flight Service Agreement, Custom Corporate Agreement or other similar agreement (excluding jet cards) that provides for guaranteed aircraft availability, shorter call-out periods, capped or fixed rate pricing, and other benefits.
We calculate Total Flight Transaction Value as Total Private Jet Flight Transaction Value, plus Other Charter FTV (as defined below).
We include Total Private Jet Flight Transaction Value and Total Flight Transaction Value as supplemental measures for assessing the size of the markets which we serve.
Definitions of Key Operating Metrics
Active Members. We define Active Members as the number of membership accounts that generated membership revenue in the applicable period and are active as of the end of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users. We define Active Users as Active Members as of the reporting date plus unique non-member customers who completed a revenue generating flight at least once in the applicable period and excluding wholesale flight activity. While a unique customer can complete multiple revenue generating flights on our platform in a given period, that unique customer is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the markets in which we operate and our ability to generate revenue.
On-Time Performance (D-60). We define On-Time Performance (D-60) as the percentage of total flights flown that departed within 60 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays. On-Time Performance (D-60) excludes all cancelled flights and wholesale flight activity.
Completion Rate. We define Completion Rate as the percentage of total scheduled flights operated and completed. Completion Rate excludes customer-initiated flight cancellations and wholesale flight activity.

Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating private jet flight legs in the applicable period, excluding empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs is a useful metric to measure the scale and usage of our platform, and our ability to generate flight revenue.
Total Private Jet Flight Transaction Value per Live Flight Leg. We use Total Private Jet Flight Transaction Value per Live Flight Leg to measure the average gross spend by members and customers for each Live Flight Leg. See “Definitions of Non-GAAP Financial Measures” above for more information regarding our use and definition of Total Private Jet Flight Transaction Value.
Private Jet Charter FTV. We define Private Jet Charter FTV as the sum of total gross spend by members and customers on all private charter flights that are at market-based rates and are not Programmatic Flights. Private Jet Charter FTV excludes customer gross spend attributable to all group charter flights with 15 or more passengers and cargo flight services. We use Private Jet Charter FTV to measure the size of our private jet charter business relative to the overall industry. See “Definitions of Non-GAAP Financial Measures” above for more information about the use of Private Jet Charter FTV in the calculation of Total Private Jet Flight Transaction Value and Total Flight Transaction Value.
Other Charter FTV. We define Other Charter FTV as the sum of total gross spend by customers on all group charter flights with 15 or more passengers and cargo flight services. We use Other Charter FTV to measure the size of our group charter and cargo charter businesses relative to the overall industry. See “Definitions of Non-GAAP Financial Measures” above for more information about the use of Other Charter FTV in the calculation of Total Flight Transaction Value.
Total Charter FTV. We define Total Charter FTV as the sum of Private Jet Charter FTV and Other Charter FTV. We use Total Charter FTV to measure the size of our total charter business relative to the overall industry.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA
The following table reconciles Adjusted EBITDA to Net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(96,973)	$(160,593)	$(194,366)	$(261,459)
Add back (deduct)
Interest expense	16,667	7,658	31,222	15,777
Interest income	(285)	(1,865)	(341)	(5,686)
Income tax expense	441	(16)	327	172
Other expense, net	221	42	350	(103)
Depreciation and amortization	15,593	15,123	30,988	29,568
Change in fair value of warrant liability	70	(621)	98	(746)
Gain (loss) on disposal of assets, net	(136)	1,538	(1,576)	1,538
Equity-based compensation expense	14,268	6,604	25,479	18,142
Acquisition and integration expense(1)	—	74	—	2,108
Restructuring charges(2)	4,371	8,201	6,515	18,692
Atlanta Member Operations Center set-up expense(3)	458	9,170	3,481	16,130
Certificate consolidation expense(4)	3,674	4,873	4,812	7,520
Impairment of goodwill(5)	—	70,000	—	70,000
Other(6)	4,276	(491)	6,427	(871)
Adjusted EBITDA	$(37,355)	$(40,303)	$(86,584)	$(89,218)
__________________
(1)Consists of expenses incurred associated with acquisitions, as well as integration-related charges incurred within one year of acquisition date primarily related to system conversions, re-branding costs and fees paid to external advisors.
(2)For the three and six months ended June 30, 2024, primarily includes charges for contract termination fees and employee separation programs as part of our ongoing cost reduction and strategic business initiatives. For the three and six months ended June 30, 2023, includes restructuring charges related to the restructuring plan that we announced on March 1, 2023 (the “Restructuring Plan”) and related strategic business initiatives implemented in the first quarter of 2023, as well as expenses incurred during the second quarter of 2023 to support significant changes to our member programs and certain aspects of our operations, primarily consisting of consultancy fees associated with designing and implementing changes to our member programs, and severance and recruiting expenses associated with executive transitions.
(3)Consists of expenses associated with establishing the member operations center in the Atlanta, Georgia area (the “Atlanta Member Operations Center”) and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(4)Consists of expenses incurred to execute the consolidation of our FAA operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(5)Represents a non-cash impairment charge related to goodwill recognized in the second quarter of 2023.
(6)Includes (i) collections of certain aged receivables which were added back to Net loss in the reconciliation presented for the twelve months ended December 31, 2022, (ii) reserves and/or write-off of certain aged receivables associated with the aircraft management business which was divested on September 30, 2023, (iii) expenses incurred associated with ongoing litigation matters, and (iv) amounts reserved during the second quarter of 2024 related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives.
Refer to “Supplemental Expense Information” below, for further information.

Adjusted Contribution and Adjusted Contribution Margin
The following table reconciles Adjusted Contribution to gross profit (loss), which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$196,285	$335,062	$393,386	$686,874
Less: Cost of revenue	(191,690)	(327,903)	(389,950)	(681,694)
Less: Depreciation and amortization	(15,593)	(15,123)	(30,988)	(29,568)
Gross profit (loss)	(10,998)	(7,964)	(27,552)	(24,388)
Gross margin	(5.6)%	(2.4)%	(7.0)%	(3.6)%
Add back:
Depreciation and amortization	15,593	15,123	30,988	29,568
Equity-based compensation expense in Cost of revenue	816	1,092	1,562	2,271
Restructuring charges in Cost of revenue(1)	3,703	—	3,703	755
Atlanta Member Operations Center set-up expense in Cost of revenue(2)	458	7,999	1,860	11,798
Certificate consolidation expense in Cost of revenue(3)	2,445	1,840	3,471	4,441
Other in Cost of revenue(4)	3,281	—	3,281	—
Adjusted Contribution	$15,298	$18,090	$17,313	$24,445
Adjusted Contribution Margin	7.8%	5.4%	4.4%	3.6%
__________________
(1)For the three and six months ended June 30, 2024, primarily includes charges for employee separation programs as part of our ongoing cost reduction and strategic business initiatives. For the three and six months ended June 30, 2023, includes restructuring charges related to the Restructuring Plan and related strategic business initiatives implemented in the first quarter of 2023.
(2)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(3)Consists of expenses incurred to execute the consolidation of our FAA operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(4)Consists of amounts reserved during the second quarter of 2024 related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives.

Total Private Jet Flight Transaction Value and Total Flight Transaction Value
The following table reconciles each of Total Private Jet Flight Transaction Value and Total Flight Transaction Value to Flight revenue, which is the most directly comparable U.S. GAAP measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Flight revenue	$163,684	$235,284	$314,613	$467,046
Add back (deduct):
Private Jet Charter Revenue in Flight revenue(1)	(59,994)	(52,235)	(107,848)	(92,416)
Private Jet Charter FTV(2)	113,153	83,665	201,841	150,193
Total Private Jet Flight Transaction Value	216,843	266,714	408,606	524,823
Other Charter FTV(2)	48,503	55,204	81,414	86,287
Total Flight Transaction Value	$265,346	$321,918	$490,020	$611,110
__________________
(1)Represents the portion of Flight revenue not attributable to Programmatic Flights.
(2)See “Definitions of Key Operating Metrics” above for more information about Private Jet Charter FTV and Other Charter FTV.

Supplemental Revenue Information

(In thousands)	Three Months Ended June 30,		Change in
	2024	2023	$	%
Membership	$16,046	$21,478	$(5,432)	(25)%
Flight	163,684	235,284	(71,600)	(30)%
Aircraft management	2,957	48,502	(45,545)	(94)%
Other	13,598	29,798	(16,200)	(54)%
Total	$196,285	$335,062	$(138,777)	(41)%

(In thousands)	Six Months Ended June 30,		Change in
	2024	2023	$	%
Membership	$32,900	$43,158	$(10,258)	(24)%
Flight	314,613	467,046	(152,433)	(33)%
Aircraft management	6,150	112,196	(106,046)	(95)%
Other	39,723	64,474	(24,751)	(38)%
Total	$393,386	$686,874	$(293,488)	(43)%

Supplemental Expense Information

(In thousands)	Three Months Ended June 30, 2024
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$816	$353	$132	$12,967	$14,268
Restructuring charges	3,703	—	51	617	4,371
Atlanta Member Operations Center set-up expense	458	—	—	—	458
Certificate consolidation expense	2,445	—	—	1,229	3,674
Other	3,281	—	—	995	4,276

(In thousands)	Six Months Ended June 30, 2024
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$1,562	$636	$267	$23,014	$25,479
Restructuring charges	3,703	—	1,648	1,164	6,515
Atlanta Member Operations Center set-up expense	1,860	—	—	1,621	3,481
Certificate consolidation expense	3,471	—	—	1,341	4,812
Other	3,281	—	—	3,146	6,427

(In thousands)	Three Months Ended June 30, 2023
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$1,092	$673	$641	$4,198	$6,604
Acquisition and integration expenses	—	—	—	74	74
Restructuring charges	—	—	—	8,202	8,201
Atlanta Member Operations Center set-up expense	7,999	201	—	970	9,170
Certificate consolidation expense	1,840	—	—	3,033	4,873
Other	—	—	—	(491)	(491)

(In thousands)	Six Months Ended June 30, 2023
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$2,271	$1,157	$1,341	$13,373	$18,142
Acquisition and integration expenses	—	53	134	1,921	2,108
Restructuring charges	755	2,299	2,058	13,581	18,692
Atlanta Member Operations Center set-up expense	11,798	201	—	4,131	16,130
Certificate consolidation expense	4,441	—	—	3,079	7,520
Other	—	—	—	(871)	(871)